Exhibit 99.3



STATE OF CALIFORNIA                                   ((California State Seal))



STATE BOARD OF EQUALIZATION                           JONAN KLEHR
50 D Street, Suite 215, Santa Rosa, California        First District, Hayward
(P.O. Box 730, Santa Rosa, CA 75402-0730)
TELEPHONE (707) 576-2101                              DEAN F. ANDAL
FAX (707) 576-2113                                    Second District, ????

                                                      ERNEST J DRONENGURG, JR.
                                                      Third District, San Diego

                                                      KATHLEEN CONNELL
                                                      Controller, Sacramento

                                  JUNE 18, 1999
WHITE DIAMOND SPIRITS                               JOHN CHANG
3525 EAST HARMON AVE                                Acting Member
LAS VEGAS, NV 891219                                Fourth District, Los Angeles

                                                    E.L. SORENSON, JR
                                                    Executive Director


                                                In Reply Refer To:
                                                SR JHF 97-558388

DEAR TAXPAYERS:

Recently you applied to the Board of Equalization for a seller's permit. In response to your request, you have been issued account number SR JHF 97-558388.

As a holder of a seller's permit, you are required to file tax returns on a YEARLY reporting basis. A return will be due on or before the last day of the month following the end of the reporting period. Your first return will cover the period from 06/18/99 to 12/31/99 and will be due on 01/31/2000. The due dates of subsequent returns will be indicated on the returns when they are sent to you from Sacramento. If you do not receive a return within 15 days prior to the due date, please contact any Board office for a form. A return is due even if you did not receive a form.

To avoid penalty and interest charges, be sure your returns are postmarked on or before the date they are due. However, if your return is past due, please calculate the appropriate penalty and interest and include those accounts with your return. You must file a return even if no activity or sales occurred during the period.

We have also included information to help you understand your rights and responsibilities as a seller and to determine the taxability of your products or services.

If you would like additional information, please contact this office at the number listed above.


                                               Sincerely,

                                               ((Stamp    /s/ C. Silva))

                                               CAROL SILVA
                                               Authorized Representative


707-576-2134

Enclosure


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


CALIFORNIA STATE BOARD OF EQUALIZATION

                                ((CALIFORNIA STATE BOARD OF EQUALIZATION STAMP))


   SELLER'S PERMIT

ACCOUNT NUMBER
   6/18/1999 SR JHF 97558388
                                                         THIS PERMIT DOES NOT
                                                          AUTHORIZE THE HOLDER
   WHITE DIAMOND SPIRITS                                  TO ENGAGE IN ANY
   875 HANNA DRIVE                                        BUSINESS CONTRARY TO
   AMERICAN CANYON, CA 94589                              LAWS REGULATING THAT
                                                          BUSINESS OR TO
                                                          POSSESS OR OPERATE
                                                          ANY ILLEGAL DEVICE.


IS HEREBY AUTHORIZED PURSUANT TO SALES AND USE TAX LAW
TO ENGAGE IN THE BUSINESS OF SELLING TANGIBLE PERSONAL
PROPERTY AT THE ABOVE LOCATION

                                                  Not valid at any other address

THIS PERMIT IS VALID UNTIL REVOKED OR CANCELED BUT IS NOT TRANSFERABLE. IF YOU SELL YOUR BUSINESS, OR DROP OUT OF A PARTNERSHIP, NOTIFY US OR YOU COULD BE RESPONSIBLE FOR SALES AND USE TAXES OWED BY THE NEW OPERATOR OF THE BUSINESS.


BOE-442-R-LZ REV. 12 (6-95)




                         NOTICE TO INDIVIDUALS REGARDING
               INFORMATION FURNISHED TO THE BOARD OF EQUALIZATION

The Information Practices Act of 1977 and the Federal Privacy Act requires this agency to provide the following notice to individuals who are asked by the State Board of Equalization (Board) to supply information, including the disclosure of the individual's social security account number.

Individuals applying for permits, certificates, or licenses, or filing tax returns, statement, or other forms prescribed by this agency, are required to include their social security numbers for proper identification. (See Title 42 United States Code Section 405(c)(2)(C )(i). It is mandatory to furnish all the appropriate information requested by applications for permits or licenses, tax returns and other related data. Failure to provide all of the required information requested by an application for permit or license could result in your not being issued a permit or license. In addition, the law provides penalties for failure to file a return, failure to furnish specific information required, failure to supply information required by law or regulations, or for furnishing fraudulent information.

Provisions contained in the following laws require persons meeting certain requirements to file applications for registration, applications for permits or licenses, and tax returns or reports in such form as prescribed by the State Board of Equalization: Alcoholic Beverage Tax, Sections* 32001-32556; Childhood Lead Poisoning Prevention Fee, Sections 43001-43651, Health & Safety Code,
Sections 105275 -105310; Cigarette and Tobacco Products Tax, Sections 30001-30481; Diesel Fuel Tax, Sections 60001-60709; Emergency Telephone Users Surcharge, Sections 41001-41176; Energy Resources Surcharge, Sections 40001-40216, Hazardous Substances Tax, Sections 43001-43651; Integrated Waste Management Fee, Sections 45001-45984; International Fuel Tax Agreement, Sections 9401-9433; Motor Vehicle Fuel License Tax, Sections 7301-8405; Occupational Lead Poisoning Prevention Fee, Section 43001-43651; Heath & Safety Code, Sections 105175-105197; Oil Spill Response, Prevention, and Administration Fees, Sections 46001-46751, Government Code, Sections 8670.1-8670.53; Publicly Owned Property, Sections 1840-1841; Sales and Use Tax, Sections 6001-7279.6; State Assessed Property, Section 721-868, 4876-4880, 5011-5014; Tax on Insurers, Sections 12001-13170; Timber Yield tax, Sections 38101-38908; Tire Recycling Fee, Sections 55001-55381; Public Resources Code, Sections 42860-42895; Underground Storage Tank Maintenance Fee, Sections 50101-50161; Health & Safety Code, Sections 25280-25299.96; Use Fuel Tax, Sections 8601-9355.

The principle purpose for which the requested information will be used is to administer the laws identified in the preceding paragraph. This includes the determination and collection of the correct amount of tax. Information you furnish to the Board may be used for the purpose of collecting any outstanding tax liability.

As authorized by law, information requested by an application for a permit or license could be disclosed to other agencies, including, but not limited to, the proper officials of the following: 1) United States governmental agencies: U.S. Attorney's Office; Bureau of Alcohol, Tobacco and Firearms; Depts. Of Agriculture, Defense, Justice; Federal Bureau of Investigation; General Accounting Office; Internal Revenue Service; the Interstate Commerce Commission;
2) State of California governmental agencies and officials: air Resources Board; Dept. of Alcoholic Beverage Control; auctioneer Commission; Employment Development department; Energy Commission; Exposition and Fairs; Food & Agriculture; Board of Forestry; Forest products Commission; Franchise Tax Board; Dept. of Health Services; Highway Patrol; Dept. of Housing & Community Development; California Parent Locator Service; 3) State agencies outside the California for tax enforcement purposes; and 4) city attorneys and city prosecutors; county district attorneys, sheriff departments.

As an individual, you have the right to access personal information about you in records maintained by the State Board of Equalization. Please contact you local Board office listed in the white pages of your telephone directory for assistance. If the local Board office is unable to provide the information sought, you may also contact the Disclosure Office in Sacramento by telephone at
(916) 445-2918. The Board officials responsible for maintaining this information, who can be contacted by telephone at (916) 445-6484, are: Sales and Use Tax, Deputy director, Sales and Use Tax Department, 450 N Street, MIC:43, Sacramento, CA 95814; Excise Taxes, Fuel Taxes and Environmental Fees, Deputy Director, Special Taxes Department, 450 N Street, MIC:31, Sacramento, CA 95814; Property Taxes, Deputy Director, Property Tax Department, 450 N Street, MIC:63, Sacramento, CA 95814
-----------------
* All references are to the California Revenue and Taxation Code unless otherwise indicated.

                            ALCOHOL BEVERAGE TAX BOND
                    EXECUTED PURSUANT TO DEMAND FOR SECURITY
                 UNDER THE CALIFORNIA ALCOHOLIC BEVERAGE TAX LAW

                                                BOND NO. 9945279

Know all persons by these presents:

         That we, White Diamond Spirits, Inc.
                  ---------------------------
                  (PRINCIPAL - Enter owner name only - do not enter dba)

whose address for service is 4455 S. Pecos Road  Suite B  Las Vegas,  CA 89121
                             -------------------------------------------------
                             (street address, city, state, and zip code)

as PRINCIPAL, and Great American Insurance Company
                  --------------------------------

a corporation organized under the laws of Ohio and an admitted surety insurer authorized to transact a general surety business in the State of California, as SURETY, and whose address for service is
      750 The City Drive 3rd Floor Orange CA 92668
      ---------------------------------------------
     (street  address, city,  state, and zip code)

are held and firmly bound to the People of the State of California, as OBLIGEE, in the penal sum of One Thousand and no/100---- Dollars ($ 1,000 ) to be paid to the OBLIGEE, for which payment we bind ourselves, our heirs, executors, administrators, successors and assigns, jointly and severally, firmly by these presents.

     WHEREAS, the above-bounder Principal has been issued, or has applied for the issuance of, one or more licenses, making the Principal liable for the payment of excise taxes, under the provisions of the Alcoholic Beverage Tax Law; and

     WHEREAS, a demand has been made upon the Principal by the State Board of Equalization for security, as authorized by Revenue and Taxation Code Sections 32102 and 32123, to insure compliance with said law; and this bone is executed and tendered in accordance therewith.

     NOW, THEREFORE, if the above-bounder Principal shall pay all amounts due under the Alcoholic Beverage Tax Law, then this obligation is to be void, otherwise it is to remain in full force and effect.

     PROVIDED, HOWEVER, this bond is issued subject to the following express conditions:
     1. This bond is  executed by the Surety to comply  with the  provisions  of
Part 14 (commencing with Section 32001) of Division 2 of the Revenue and Taxation Code and of Chapter 2 (commencing with Section 995.010) of Title 14 of
Part 2 of the Code of Civil Procedure, and said bond shall be subject to all of the terms and provisions thereof, including, without limitation, the payment of all taxes, penalties and other obligations of the Principal arising out of Part 14 of Division 2 of the Revenue and Taxation Code.
     2. This bond shall be deemed continuous in form and shall remain in full force and effect and shall run concurrently with the license period for which the license is granted, and each and every succeeding renewal period or periods, after which liability hereunder shall cease except as to any liability or indebtedness therefore incurred or accrued hereunder
     3. The aggregate liability of the Surety hereunder on all claims whatsoever shall not exceed the penal sum of this bond in any event.
     4. This bond may be withdrawn by the Surety in accordance with the provision of Section 32104 of the Revenue and Taxation Code if written notice of the withdrawal is given to the State Board of Equalization. The withdrawal shall be effective on the first day of the calendar month after receipt of notice by the Board if the notice is received on or before the 15th day of the month; otherwise the withdrawal shall be effective on the first day of the second calendar month after receipt of the notice by the Board.
     5. This bond to become effective May 12, 1999 The premium on this-bond is $
90.00 for the term 5/12/99 to 5/12/2000
Great  American  Insurance  Company        580 Walnut Street Cincinnati OH 45202
-----------------------------------        -------------------------------------
        Name of Surety                                 Address


I certify (or declare) under penalty of perjury that I have executed the foregoing bond under an unrevoked power of Attorney.

Executed in   Atlanta, GA                     on   5/12/99
              -----------                          -------
              (city and state)                     (date)

under the laws of the State of California.

/s/ Michael Marleau, President         /s/ Sam H. Newberry
------------------------------         -------------------
(Signature of Principal)              (Signature of Attorney-in-fact for Surety)

Las Vegas, NV                          Sam H. Newberry Attorney-in-Fact
-------------                          --------------------------------
Executed at (city and state)          (Printed or typed name of Attorney-in-fact
                                       for Surety)

                                      -60-